Exhibit 99.1
FOR IMMEDIATE RELEASE

Protective Products of America Announces Corporate Updates
SUNRISE, FL (June 15, 2009)—Protective Products of America, Inc. (PPA:TSX), a leading manufacturer and distributor of advanced products in ballistics protection, announced that the Company’s Registration Statement on Form 10 under the Securities and Exchange Act of 1934 became effective on June 9, 2009.
“With the registration of our securities under the Exchange Act now effective, we are a reporting company subject to the periodic financial reporting and filing required by the SEC,” said Brian L. Stafford, Acting Chief Executive Officer of PPA. “This is a milestone achievement which concludes our Company’s domestication process started last July when we incorporated in Delaware.”
Parties wishing to review the Form 10 registration statement can do so either on the Company’s website, www.protectiveproductsofamerica.com, or by searching the website of the U.S. Securities and Exchange Commission, www.sec.gov, using the Company’s name or its CIK Code.
The Company also today reported a reduction in its overall headcount, including production and administrative staff. This reduction will be implemented at the Company’s facilities in Florida and North Carolina over the next two weeks. The Company will continue to monitor labor levels relative to ongoing production requirements.
“This difficult economic period and business slow-down has had an impact on our Company’s financial position, and while we deeply regret seeing these dedicated professionals leave Protective Products of America, this layoff is necessary in order to better balance our expense structure to our current revenue streams,” said Mr. Stafford. “Our financial position has been negatively impacted by a series of unprecedented and repeated delays in contract solicitation and award timing. Meanwhile, we are continuing to pursue new opportunities including the active pursuit of major military contracts.”
About Protective Products of America, Inc.
Protective Products of America, Inc. (“PPA”), formerly known as Ceramic Protection Corporation, is headquartered in Sunrise, Florida, with manufacturing facilities in Sunrise, Florida and Granite Falls, North Carolina. The Company, together with its subsidiaries, is engaged in the design, manufacture and marketing of advanced products used to provide ballistic protection for personnel and vehicles in the military and law enforcement markets. The Company’s product portfolio includes concealable soft body armor products for law enforcement and the Modular Tactical Vest (“MTV”), a ballistic system for military personnel.
Management is of the opinion that the Company is a leader in the design and manufacture of high performance and high quality products used for ballistic protection. Protective Products International Corp, a wholly owned subsidiary of PPA, is an ISO 9001:2000 certified manufacturer. Furthermore, PPA is capable of providing customers with an integrated personnel armoring system of ceramic plates, soft ballistic material and vests for law enforcement and the military.

Safe Harbor Language
This release may contain forward-looking statements including expectations of future sales, cash flow, and earnings. These statements are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ from those anticipated. These risks include, but are not limited to, uncertainties associated with the defense industry, commodity prices, exchange rate fluctuations, and risks resulting from potential delays, appeals or changes related to government orders in the defense sector.
PPA depends on reliable supplies of high quality source materials used in the manufacture of armor products, including aramid fabrics and polyethylene materials, and works actively with key suppliers to ensure that requirements and demands for these materials are anticipated and properly met. The foregoing is not exhaustive and other risks are detailed from time to time in other disclosure filings of PPA. Should one or more of these risks or uncertainties materialize, or should stated assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The reader is also referred to other uncertainties and risks discussed in detail in the MD&A section of the Company’s December 31, 2008 Annual Report dated April 6, 2009, the Company’s Annual Information Form dated March 31, 2009 and the Company’s Form 10 Registration Statement filed April 10, 2009 and amended on May 12, 2009. These documents are available on www.SEDAR.com and www.sec.gov.
In light of certain sensitive aspects in regard to customers and products, PPA may choose not to disclose all information related to the purchasers of its products, such as government agencies, countries or other end users. Products manufactured for export in the United States must first be approved for export by the appropriate U.S. government agencies. Other armor sales may be made to recognized domestic agencies such as the military and those involved in local, provincial, or national law enforcement and homeland security matters.
Contact:
Kristen McNally
The Piacente Group, Inc.
Investor Relations
(212) 481-2050
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